Exhibit 99.1

List of Companies in Towers Perrin Compensation Data Bank (CDB) Executive Database

3M

7-Eleven

A&P

A.O. Smith

A.T. Cross

AAA of Science

Abbott Laboratories

ABC

Accenture

ACH Food

Advance Publications

Advanced Micro Devices

Advanstar Communications

Aegon USA

AEI Services

Aerojet

Aeropostale

AFLAC

Agilent Technologies

AGL Resources

Agrium U.S.

AIG

Air Products and Chemicals

Alcatel-Lucent

Alcoa

Allegheny Energy

Allergan

Allete

Alliance Data Systems

Alliant Energy

Allianz

Allstate

Amazon.com

Ameren

American Airlines

American Chemical Society

American Crystal Sugar

American Electric Power

American Express

American Family Insurance

American United Life

American Water Works

AMERIGROUP

Ameriprise Financial

Ameritrade

Ameron

AMETEK

Amgen

Amway

Anadarko Petroleum

APL

Apollo Group

Applied Materials

ARAMARK

Areva NP

Armstrong World Industries

Arrow Electronics

ArvinMeritor

Arysta LifeScience North America

Ascend Media

Associated Banc-Corp

AstraZeneca

AT&T

ATC Management

Atmos Energy

Atos Origin

Aurora Healthcare

Auto Club Group

Automatic Data Processing

Avery Dennison

Avis Budget Group

Avista

Avon Products

AXA Equitable

B&W Y-12

BAE Systems

Ball

Bank of America

Barrick Gold of North America

Battelle Memorial Institute

Baxter International

Bayer

Bayer CropScience

BB&T

Beckman Coulter

Belo

Benjamin Moore

Best Buy

BG US Services

Big Lots

Biogen Idec

Bio-Rad Laboratories

Blockbuster

Blue Cross Blue Shield of Florida

Blue Shield of California

Blyth

Bob Evans Farms

Boehringer Ingelheim

Boeing

BOK Financial

Booz Allen Hamilton

Boston Scientific

Bovis Lend Lease

BP

Brady

Bremer Financial

Bright Business Media

Bristol-Myers Squibb

Brown-Forman

Bush Brothers

CA

Cablevision Systems

CACI International

Cadbury North America

Calgon Carbon

California Independent System Operator

Callaway Golf

Calpine

Cameron International

Capital One Financial

Capitol Broadcasting – WRAL

Cardinal Health

Cargill

Carlson Companies

Carmeuse Lime & Stone

Carpenter Technology

Catalent Pharma Solutions

Caterpillar

Catholic Healthcare West

CDICedar Rapids TV – KCRG

Celestica

Celgene

CenterPoint Energy

Century Aluminum

Cephalon

CH2M Hill

Chevron

Chicago Mercantile Exchange

Chiquita Brands

Choice Hotels International

Chrysler

CHS

CIGNA

CIT Group

CITGO Petroleum

City National Bank

Cleco

CNA

Cobank

Coca-Cola Enterprises

Colgate-Palmolive

Colorado Springs Utilities

Columbia Sportswear

Comcast Cable Communications

Comerica

Commerce Insurance

CommScope

Compass Bancshares

CompuCom Systems

ConAgra Foods

Connell

ConocoPhillips

Consolidated Edison

Constellation Energy

Consumers Energy

Consumers Union

Continental Airlines

Continental Automotive Systems

Continental Energy Systems

ConvaTec

Convergys

Covance

Covidien

Cox Enterprises

CPS Energy

Crown Castle

CSR

CSX

Cubic

Curtiss-Wright

CVS Caremark

Daiichi Sankyo

Daimler Trucks North America

Dana

Dannon

DCP Midstream

Dean Foods

Deere & Company

Delta Airlines

Deluxe

Denny’s

Dentsply

Devon Energy

Diageo North America

DIRECTV

Dominion Resources

Donaldson

Dow Chemical

Dow Jones

DPL

Dr Pepper Snapple

Duke Energy

DuPont

Dynegy

E*Trade

E.ON U.S.

E.W. Scripps

Eastman Chemical

Eastman Kodak

Eaton

eBay

Ecolab

Edison International

Education Management

Eisai

El Paso Corporation

Electric Power Research Institute

Eli Lilly

Embarq

Embraer

EMC

EMCOR Group

EMI Music

Emulex

Enbridge Energy

Endo Pharmaceuticals

Energen

Energy Future Holdings

Energy Northwest

Entergy

EPCO

Equifax

Equity Office Properties

ERCOT

Erie Insurance

Ernst & Young

ESRI

Evening Post Publishing – KOAA

Evergreen Packaging

Exelon

Exterran

ExxonMobil

F & W Media

Fairchild Controls

Fannie Mae

FANUC Robotics America

Farm Progress Companies

Federal Home Loan Bank of Pittsburgh

Federal Home Loan Bank of San Francisco

Federal Reserve Bank of Cleveland

Federal Reserve Bank of Dallas

Federal Reserve Bank of New York

Federal Reserve Bank of Philadelphia

Federal Reserve Bank of San Francisco

Federal Reserve Bank of St. Louis

Federal-Mogul

Ferrellgas

Fidelity Investments

Fifth Third Bancorp

Fireman’s Fund Insurance

First American

First Data

First Horizon National

First Solar

FirstEnergy

Fiserv

Fluor

FMA Communications

Ford

Forest Laboratories

Fortune Brands

Forum Communications – WDAY

FPL Group

Franklin Resources

Freddie Mac

Freedom Communications

Freeport-McMoRan Copper & Gold

Frontier Airlines

G&K Services

GAF Materials

Gannett

Gap

Garland Power & Light

Garmin

GATX

Gavilon

GDF SUEZ Energy North America

Genentech

General Atomics

General Dynamics

General Electric

General Mills

General Motors

GenTek

Genworth Financial

Genzyme

GEO Group

Getty Images

Gilead Sciences

GlaxoSmithKline

Goodrich

Goodyear Tire & Rubber

Google

Gorton’s

Great-West Life Annuity

Greif

GS1 US

GTECH

Guardian Life

Guideposts

GXS

H.B. Fuller

Hanesbrands

Hannaford

Harland Clarke

Harley-Davidson

Harman International Industries

Harris Enterprises

Harry Winston

Hartford Financial Services

Hawaiian Electric

Hayes Lemmerz

HBO

HCA Healthcare

Health Care Services

Health Net

Healthways

Hearst

Hearst-Argyle Television

Henkel of America

Henry Ford Health Systems

Herman Miller

Hershey

Hertz

Hess

Hexion Specialty Chemicals

Hitachi Data Systems

HNI

HNTB

Hoffmann-La Roche

Honeywell

Horizon Lines

Hormel Foods

Hospira

Houghton Mifflin

Hovnanian Enterprises

HSBC North America

Hubbard Broadcasting

Humana

Hunt Consolidated

Huntington Bancshares

Hyatt Hotels

IBM

IDACORP

Idearc Media

IDEXX Laboratories

IKON Office Solutions

IMS Health

ING

Ingersoll-Rand

Integrys Energy Group

Intel

Intercontinental Hotels

International Data

International Flavors & Fragrances

International Game Technology

International Paper

Invensys Controls

Invensys Process Systems

Irvine Company

Irwin Financial

ISO New England

J. Crew

J.C. Penney Company

J.M. Smucker

J.R. Simplot

Jack in the Box

Jacobs Engineering

Jarden

JetBlue

JM Family

John Hancock

Johns-Manville

Johnson & Johnson

Johnson Controls

Kaiser Foundation Health Plan

Kaman Industrial Technologies

Kansas City Southern

KB Home

KBR

KCTS Television

Kellogg

Kelly Services

Kerry Ingredients & Flavours

KeyCorp

Kimberly-Clark

Kimco Realty

Kindred Healthcare

Kinross Gold

Kiplinger

KLA-Tencor

Knight

Koch Industries

Kohler

Kohl’s

KPMG

L.L. Bean

L-3 Communications

Lafarge North America

Land O’Lakes

Leggett and Platt

Lenovo

Level 3 Communications

Lexmark International

Liberty Mutual

Life Technologies

Life Touch

Limited

Lincoln Financial

Lockheed Martin

Loews

LOMA

Lorillard Tobacco

Lower Colorado River Authority

M&T Bank

Magellan Midstream Partners

Marathon Oil

Marriott International

Marshall & Ilsley

Martin Marietta Materials

Mary Kay

Masco

Massachusetts Mutual

Mattel

Matthews International

McClatchy

McDermott

McDonald’s

McKesson

MDU Resources

MeadWestvaco

Medco Health Solutions

Media General

MediaTec Publishing

MedImmune

Medtronic

Meister Media Worldwide

Merck & Co

Meredith

Metavante Technologies

MetLife

MetroPCS Communications

MGE Energy

Microsoft

Midwest Independent Transmission System Operator

Millennium Pharmaceuticals

Millipore

Mine Safety Appliances

Mirant

Molson Coors Brewing

MoneyGram International

Morgan Murphy Stations – WISC

Mosaic

Motorola

MSC Industrial Direct

Munich Reinsurance America

National Renewable Energy Laboratory

Nationwide

Navistar International

Navy Federal Credit Union

NBC Universal

NCCI Holdings

NCR

Neoris USA

Nestle USA

New York Life

New York Power Authority

New York Times

New York University

Newmont Mining

NewPage

Nicor

NIKE

Nokia

Noranda Aluminum

Norfolk Southern

Northeast Utilities

Northern Trust

NorthWestern Energy

Northwestern Mutual

Novartis

Novartis Consumer Health

Novell

Novo Nordisk Pharmaceuticals

NRG Energy

NSTAR

NuStar Energy

NV Energy

NW Natural

NXP Semi-Conductor

Nycomed US

Occidental Petroleum

Office Depot

OGE Energy

Oglethorpe Power

Omaha Public Power

Omnova Solutions

OneBeacon Insurance

Orange Business Services

Oshkosh Truck

Otter Tail

Owens Corning

Owens-Illinois

Pacific Gas & Electric

Pacific Life

Panasonic of North America

Papa John’s

Parametric Technology

Parker Hannifin

Parsons

Pearson Education

People’s Bank

Pepco Holdings

PepsiCo

Perot Systems

PetSmart

Pfizer

Philips Healthcare

Phillips-Van Heusen

Phoenix Companies

PhRMA

Pinnacle West Capital

Pioneer Hi-Bred International

Pitney Bowes

Pittsburgh Corning

PJM Interconnection

PlainsCapital

Plexus

PMI Group

PNC Financial Services

PNM Resources

Polaris Industries

Polymer Group

PolyOne

Portland General Electric

Potash

PPG Industries

PPL

Praxair

Principal Financial

Progress Energy

Progressive

Providence Health & Services

Prudential Financial

Public Service Enterprise Group

Puget Energy

Pulte Homes

Purdue Pharma

QUALCOMM

Quest Diagnostics

Quintiles

Qwest Communications

R.H. Donnelley

R.R. Donnelley

Ralcorp Holdings

Rayonier

Raytheon

RBC Dain Rauscher

Reader’s Digest

Reed Business Information

Reed Exhibitions

Regal-Beloit

Regency Energy Partners LP

Regions Financial

Reliant Energy

Research in Motion

RF Micro Devices

RGA Reinsurance Group of America

Rio Tinto

Robb Report

Roche Diagnostics

Rockwell Automation

Rockwell Collins

Rolls-Royce North America

S.C. Johnson

Safety-Kleen Systems

SAIC

Salt River Project

Sanmina-SCI

Sanofi Pasteur

Sanofi-Aventis

Sara Lee

Sarkes Tarzian – KTVN

Sarkes Tarzian – WRCB

SAS Institute

Savannah River Nuclear Solutions

SCA Americas

SCANA

Schering-Plough

Schlumberger

Schneider Electric

School Specialty

Schreiber Foods

Schurz – KYTV

Schurz – WDBJ

Schwan’s

Scripps Networks Interactive

Seagate Technology

Sealed Air

Securian Financial Group

Securitas Security Services USA

Security Benefit Group

Sempra Energy

Sensata Technologies

Shell Oil

Sherwin-Williams

Shire Pharmaceuticals

Siemens

Sinclair Broadcast Group

Sirius XM Radio

SLM

Smurfit-Stone Container

Sodexo USA

Sonoco Products

Sony Corporation of America

South Financial Group

Southern Company Services

Southern Union Company

Southwest Airlines

Southwest Power Pool

Sovereign Bancorp

Spectra Energy

Sprint Nextel

SPX

Stanford University

Stantec

Staples

Starbucks

Starwood Hotels & Resorts

State Farm Insurance

State Street

Steelcase

Sterling Bancshares

STP Nuclear Operating

String Letter Publishing

Summit Business Media

Sun Life Financial

Sun Microsystems

Sundt Construction

Sunoco

SunTrust Banks

Target

Taubman Centers

Taunton Press

Taylor-Wharton International

TD Banknorth

TECO Energy

TeleTech Holdings

Tellabs

Temple-Inland

Tenet Healthcare

Teradata

Terex

Terra Industries

Tesoro

Textron

Thomas & Betts

Thomas Publishing

Thrivent Financial for Lutherans

TIAA-CREF

Time

Time Warner

Time Warner Cable

Timex

T-Mobile USA

Toro

TransCanada

TransUnion

Travelers

Tribune

TUI Travel

Tupperware

Twin Cities Public Television – TPT

Tyco Electronics

U.S. Bancorp

U.S. Foodservice

UC4 Software

UIL Holdings

Unilever United States

Union Bank of California

Union Pacific

UniSource Energy

Unisys

United Airlines

United Rentals

United States Cellular

United States Enrichment

United States Steel

United Technologies

United Water

UnitedHealth

Unitil

Univar

Universal Studios Orlando

University of Texas – M.D. Anderson Cancer Center

Unum Group

US Airways

USAA

USG

Valero Energy

Verizon

Vertex Pharmaceuticals

VF

Viacom

Viad

Virgin Mobile USA

Visa USA

Visiting Nurse Service

Visteon

Volvo Group North America

Vulcan

Vulcan Materials

VWR International

W.R. Grace

W.W. Grainger

Wachovia

Walt Disney

Warnaco

Waste Management

Watson Pharmaceuticals

Webster Bank

Wellcare Health Plans

Wellpoint

Wells Fargo

Wendy’s/Arby’s Group

Westar Energy

Western Digital

Western Union

Westinghouse Electric

Weyerhaeuser

Whirlpool

Whole Foods Market

Williams Companies

Williams-Sonoma

Winn-Dixie Stores

Wisconsin Energy

Wm. Wrigley Jr.

Wolters Kluwer US

WPP

Wray Edwin – KTBS

Wyeth Pharmaceuticals

Wyndham Worldwide

Xcel Energy

Xerox

Yahoo!

Young Broadcasting – KFLY

Young Broadcasting – KRON

Yum! Brands

Zale

Zurich North America

Number of Participants: 761